Exhibit 5.1

WEXLER BURKHART HIRSCHBERG & UNGER LLP
ATTORNEYS AND COUNSELORS AT LAW

377 OAK STREET
CONCOURSE LEVEL C2
GARDEN CITY, NEW YORK 11530
STEPHEN B. WEXLER		ERROL A. BURKHART (8/38 - 11/11)
DAVID HIRSCHBERG
MARTIN P. UNGER	TELEPHONE: (516) 222-2230
IAN J. FRIMET		FACSIMILE: (516) 745-6449

ASSOCIATE		GENERALINFO@WBHULAW.COM
MARIO C. LATTUGA

WWW.WBHULAW.COM
OF COUNSEL
JOLIE G. KAHN
JOEL B. MEIROWITZ

August 15, 2018

Delcath Systems, Inc.

1633 Broadway

New York, NY 10017

Re:	Delcath Systems, Inc.
Registration Statement on Form S-1
File No. 333-

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of relating to the issuance and sale of 3,298,516 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), issued by the Company.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the forgoing). we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Very truly yours,

/s/ Jolie Kahn